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                                 April 7, 1997

                  [LETTERHEAD OF MACKALL CROUNSE & MOORE PLC]

                                                      Exhibit 5.1


H.B. Fuller Company
1200 Willow Lake Blvd.
St. Paul, MN 55110-5132

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

          We have examined (a) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the current Prospectus to be used in connection therewith (collectively, the "Prospectus"), relating to the issuance by you of up to 100,000 shares of your common stock, par value $1.00 per share (the "Common Stock"), pursuant to the EFTEC Savings Plan (the "Plan") in the manner set forth in the Registration Statement and the related Prospectus; (b) your Articles of Incorporation and your Bylaws, both as amended to date; and (c) your corporate proceedings relative to the issuance of the shares of Common Stock (the "Shares") pursuant to the Plan, the Registration Statement and the related Prospectus.

          In addition to the examination outlined above, we have reviewed such other proceedings, documents, and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

          Based upon the foregoing, we are of the opinion that:

          1. H.B. Fuller Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

          2. The Shares will, when issued by you and paid for by the participant in the Plan, as contemplated in the Registration Statement and the related Prospectus, be legally issued, fully paid, and nonassessable.

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                  [LETTERHEAD OF MACKALL CROUNSE & MOORE PLC]

H.B. Fuller Company
April 7, 1997
Page 2

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                    /s/ MACKALL, CROUNSE & MOORE, PLC